UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): April 15, 2010 (April 8, 2010)

American Defense Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33888	83-0357690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 DUFFY AVENUE
HICKSVILLE, NY  11801
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (516) 390-5300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.           Entry Into a Material Definitive Agreement

American Defense Systems, Inc. (the “Company”) previously entered into a Securities Purchase Agreement (the “Purchase Agreement”), dated March 7, 2008, with certain investors (the “Series A Holders”), pursuant to which the investors acquired shares of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred”).  Pursuant to the Certificate of Designations, Preferences and Rights of such Series A Preferred (the “Certificate of Designations”), the Company was required to redeem any outstanding shares of the Series A Preferred on the Maturity Date, December 31, 2010, as such term is further defined therein (the “Mandatory Redemption Provision”).

On April 8, 2010, the Company entered into a waiver agreement with the Series A Holders (the “Waiver Agreement”), pursuant to which the Series A Holders agreed to extend the Maturity Date from December 31, 2010 to April 1, 2011 (the period from December 31, 2010 to April 1, 2011 hereinafter referred to as the “Extension Period”).  Pursuant to the Waiver Agreement, during the Extension Period, (i) the Series A Holders agreed to waive any right to the redemption of the Series A Preferred under the Mandatory Redemption Provision until the last day of the Extension Period, (ii) the Company’s failure to comply with the Mandatory Redemption Provision prior to the last day of the Extension Period shall be deemed not to be a breach of such provision or the terms and conditions of, or applicable to, the Series A Preferred and (iii) the Series A Holders agreed to waive all rights and remedies that would otherwise be available to the Series A Holders under the Certificate of Designations or any other Transaction Documents (as such term is defined in the Purchase Agreement) as a result of the Company’s failure to comply with the Mandatory Redemption Provision during the Extension Period to the extent that such rights or remedies arise as a result of the existence or continuation of the Company’s failure to comply with the Mandatory Redemption Provision and any Equity Conditions Failure and any Triggering Event otherwise arising under the Certificate of Designations as a result of any such failure to comply with the Mandatory Redemption Provision prior to the last day of the Extension Period.

The description of the terms of the Waiver Agreement set forth herein is qualified in its entirety to the full text of the Waiver Agreement, which is filed as an exhibit hereto.

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At a special meeting of stockholder of the Company held on April 8, 2010, the stockholders approved  amendments to the Company’s Third Amended and Restated Certificate of Incorporation (the “Charter”), as set forth in Item 5.07 below.   Pursuant to the stockholder approval, the Company filed a First Certificate of Amendment to the Charter with the Delaware Secretary of State (the “Amendment”), which became effective as of April 9, 2010 (the “Effective Date”).

Prior to the Effective Date, pursuant to the Charter, the Series A Holders were to vote as a class with the holders of the Company’s common stock as if they were a single class of securities upon any matter submitted to a vote of stockholders, except those matters required by law or by terms of the Charter to be submitted to a class vote of the Series A Holders, in which case the Series A Holders only would vote as a separate class.  The Charter, as amended by the Amendment, grants the Series A Holders, voting as a separate class, the right to elect two persons to serve on the Company’s board of directors (the “Board”).  In addition, pursuant to the Amendment, the Conversion Price of the Series A Preferred was reduced from $2.00 to $0.50.

The Charter was previously filed as an exhibit to the Company’s Form 8-A filed on May 23, 2008.  The description of the Amendment set forth herein is qualified in its entirety to the full text of such Amendment, which is filed as an exhibit hereto.

Item 5.07.          Submission of Matters to a Vote of Security Holders

A special meeting of stockholders of the Company was held on April 8, 2010. The proposals set forth in the Company’s definitive Proxy Statement, filed with the Securities and Exchange Commission on March 4, 2010, proposed approvals (i) to amend the Charter to grant the Series A Holders, voting as a separate class, the right to elect two persons to serve on the Board, (ii) to amend the Charter to reduce the Conversion Price of the Series A Preferred from $2.00 to $0.50, (iii) to approve the potential issuance of an aggregate of 22,500,000 or more shares of common stock upon conversion of all of the Company’s Series A Preferred as a result of the reduction of the Conversion Price of the Series A Preferred, as contemplated in the foregoing proposal , and (iv) to adjourn or postpone the meeting to permit further solicitation of proxies in the event there were insufficient votes at the time of the meeting to adopt the foregoing proposals. The proposals were approved by the holders of a majority of our common stock and Series A Preferred. Results of the voting were as follows:

Proposal 1 - Amendment to the Charter to grant the Series A Holders the right to elect two persons to serve on the Board:

	For	Against	Abstain
Common Stock	21,472,691	3,965,164	14,755
Series A Convertible Preferred Stock (on an as converted to common stock basis.	7,500,000	—	—
Totals:	28,972,691	3,965,164	14,755

Proposal 2 - Amendment to the Charter to reduce the Conversion Price of the Series A Preferred from $2.00 to $0.50:

	For	Against	Abstain
Common Stock	19,947,909	5,465,301	39,400
Series A Convertible Preferred Stock (on an as converted to common stock basis.	7,500,000	—	—
Totals:	27,447,909	5,465,301	39,400

Proposal 3 - Approval of the potential issuance of an aggregate of 22,500,000 or more shares of common stock upon conversion of all of the Company’s outstanding Series A Preferred:

	For	Against	Abstain
Common Stock	19,827,782	5,576,636	48,192
Series A Convertible Preferred Stock (on an as converted to common stock basis.	7,500,000	—	—
Totals:	27,327,782	5,576,636	48,192

Proposal 4 - Adjournment or postponement of the meeting:

	For	Against	Abstain
Common Stock	19,975,198	5,405,862	71,550
Series A Convertible Preferred Stock (on an as converted to common stock basis.	7,500,000	—	—
Totals:	27,475,198	5,405,862	71,550

Item 9.01      Financial Statements and Exhibits.

(d)	Exhibits

3.1	First Certificate of Amendment to Third Amended and Restated Certificate of the Company

10.1	Waiver Agreement between the Company and Series A Holders, dated April 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2010

AMERICAN DEFENSE SYSTEMS, INC.

	By:	/s/ Gary Sidorksy
Chief Financial Officer